                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                  April 2, 1996
- --------------------------------------------------------------------------------
                        (Date of earliest event reported)


                     Peoples Heritage Financial Group, Inc.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Maine                                  0-16947                     01-0437984
- --------------------------------------------------------------------------------
(State or other jurisdiction  (Commission File Number)            (IRS Employer
of incorporation)                                            Identification No.)



P.O. Box 9540, One Portland Square, Portland, Maine                   04112-9540
- --------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


                                (207) 761-8500
- --------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)


                                Not Applicable
- --------------------------------------------------------------------------------
  (Former name, former address and former fiscal year, if changed since last report)





                        Exhibit Index appears on page 13.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
         ------------------------------------

     On April 2, 1996, following receipt of all required regulatory and stockholder approvals, Peoples Heritage Financial Group, Inc. ("PHFG") completed the acquisition of Bank of New Hampshire Corporation ("BNHC") pursuant to an Agreement and Plan of Merger, dated as of October 25, 1995, among PHFG, First Coastal Banks, Inc. ("First Coastal"), a wholly-owned subsidiary of PHFG, and BNHC. The acquisition was effected by means of the merger of First Coastal with and into BNHC (the "Merger"). Upon consummation of the Merger, each share of common stock, no par value with a stated value of $2.50 per share, of BNHC ("BNHC Common Stock") outstanding immediately prior thereto was converted into the right to receive two shares of Common Stock, par value $0.01 per share, of PHFG ("PHFG Common Stock"). Based on 4,064,165 shares of BNHC Common Stock outstanding, a total of 8,128,330 shares of PHFG Common Stock are being issued as a result of consummation of the Merger.

     On February 16, 1996, The First National Bank of Portsmouth ("FNBP") completed the acquisition of five branch offices located in central and southern New Hampshire from Shawmut Bank NH, which were divested in connection with the merger of Fleet Financial Group, Inc. and Shawmut National Corporation (the "Branch Acquisition"). In connection with this transaction, FNBP assumed approximately $161 million of deposits and acquired $218.3 million of loans, consisting of $177.6 million of single-family residential loans, $34.9 million of commercial real estate and commercial business loans and $5.8 million of consumer loans.

     For additional information, reference is made to Item 7 below.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
         ------------------------------------------------------------------

     (a) The following consolidated financial statements of BNHC are incorporated by reference to the Report on Form 10-K for the year ended December 31, 1995 filed by BNHC with the Securities and Exchange Commission on March 28, 1996:

         Consolidated Balance Sheets - December 31, 1995 and 1994

         Consolidated Statements of Income - Years ended December 31, 1995, 1994 and 1993

         Consolidated Statements of Changes in Shareholders' Equity - Years ended December 31, 1995, 1994 and 1993

         Consolidated Statements of Cash Flows - Years ended December 31, 1995, 1994 and 1993

         Notes to Consolidated Financial Statements

     (b) The following pro forma financial statements of PHFG are included pursuant to Item 7(b) of Form 8-K:

              PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed consolidated balance sheet combines the consolidated historical balance sheets of PHFG and BNHC and the assets and liabilities involved in the only other prospective acquisition pending at December 31, 1995 the Branch Acquisition - assuming the Merger was consummated and such assets and liabilities were acquired as of December 31, 1995, on a pooling of interests accounting basis with respect to the Merger and on a purchase accounting basis with respect to the Branch Acquisition.

     The following unaudited pro forma combined condensed consolidated statements of operations present the combined consolidated statements of operations of PHFG and BNHC, as well as the acquisition of Bankcore, Inc. ("Bankcore") and the Branch Acquisition (collectively, the "Purchase Acquisitions"), assuming (i) PHFG and BNHC had been combined at the beginning of each period presented on a pooling of interests basis with respect to the Merger and (ii) the Purchase Acquisitions had been consummated as of January 1, 1995 under the purchase accounting basis. Pro forma financial information for the acquisition of Bankcore and the Branch Acquisition reflects information from January 1, 1995 to the actual consummation date (July 1, 1995) in the case of the acquisition of Bankcore and to December 31, 1995 in the case of the Branch Acquisition, which was completed on February 16, 1996.

     Certain insignificant reclassifications have been reflected in the pro forma information to conform statement presentations.

     The pro forma financial data does not give effect to anticipated cost savings in connection with the Merger and the Purchase Acquisitions.

     The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger and the Purchase Acquisitions been consummated at the beginning of the applicable periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

     The pro forma information should be read in conjunction with the historical consolidated financial statements of PHFG and BNHC, including the related notes. Reference is made in this regard to the Report on Form 10-K filed by PHFG and BNHC for the year ended December 31, 1995, respectively.

                                  PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                                          PHFG, BNHC AND THE PURCHASE ACQUISITIONS
                                                     DECEMBER 31, 1995
                                                        (Unaudited)
                                             (In Thousands, Except Share Data)


                                                                                         PHFG
                                                                                          and                      Pro
                                                                         Pro Forma        BNHC        Branch      Forma
                                                      PHFG       BNHC    Adjustments    Combined   Acquisition   Combined
                                                      ----       ----    -----------    --------   -----------   --------
                                                      (1)                                             (1)(2)


ASSETS

 Cash and due from banks                          $  124,153   $ 66,291    $     0     $  190,444    $      0    $  190,444
 Federal funds sold                                   58,255     42,000          0        100,255           0       100,255
 Securities available for sale
    at market value                                  485,218    281,430          0        766,648     (32,707)      733,941
 Loans held for sale                                  70,979          0          0         70,979           0        70,979
 Loans and leases                                  2,217,637    560,880          0      2,778,517     218,291     2,996,808
                                                  ----------   --------    -------     ----------    --------    ----------
 Less:  Allowance for loan and lease losses           49,138     11,837          0         60,975       4,310        65,285
                                                  ----------   --------    -------     ----------    --------    ----------
                Net loans and leases               2,168,499    549,043          0      2,717,542     213,981     2,931,523
                                                  ----------   --------    -------     ----------    --------    ----------
 Premises and equipment                               44,358     11,245          0         55,603         472        56,075
 Goodwill and other intangibles                       21,176      1,616          0         22,792      18,230        41,022
 Other real estate and repossessed assets owned        6,601      7,606          0         14,207           0        14,207
 Other assets                                         99,430     18,605          0        118,035       1,113       119,148
                                                  ----------   --------    -------     ----------    --------    ----------
                Total assets                      $3,078,669   $977,836    $     0     $4,056,505    $201,089    $4,257,594
                                                  ==========   ========    =======     ==========    ========    ==========

LIABILITIES AND SHAREHOLDERS'
EQUITY
 Deposits:
       Regular savings                              $303,504   $254,393    $     0     $  557,897    $ 39,940    $  597,837
       Money market access accounts                  448,998     41,577          0        490,575           0       490,575
       Certificates of deposit                     1,124,104    238,971          0      1,363,075      89,237     1,452,312
       NOW accounts                                  215,529    135,952          0        351,481           0       351,481
       Demand deposits                               269,830    166,833          0        436,663      31,694       468,357
                                                  ----------   --------    -------     ----------    --------    ----------
                                                   2,361,965    837,726          0      3,199,691     160,871     3,360,562
                                                  ----------   --------    -------     ----------    --------    ----------
 Federal funds purchased                               1,500          0          0          1,500           0         1,500
 Securities sold under repurchase agreements         139,942     41,015          0        180,957           0       180,957
 Borrowings from the Federal Home
   Loan Bank of Boston                               252,446          0          0        252,446      40,000       292,446
 Other borrowings                                     18,928      3,102          0         22,030           0        22,030
 Other liabilities                                    33,420     11,536      2,110 (3)     47,066         218        47,284
                                                  ----------   --------    -------     ----------    --------    ----------
                Total liabilities                  2,808,201    893,379      2,110 (3)  3,703,690     201,089     3,904,779
                                                  ----------   --------    -------     ----------    --------    ----------
 Shareholders' equity:
   Preferred Stock, par value $0.01;
     5,000,000 shares authorized, none issued              0                     0              0           0             0
   Common Stock, par value $0.01;
     30,000,000 shares authorized:
                    PHFG                                 175                    81 (4)        256           0           256
                    BNHC                                         10,160    (10,160)(4)          0           0             0
 Paid in capital                                     186,900     27,289     10,079 (4)    224,268           0       224,268
 Retained earnings                                    88,951     45,491     (2,110)(3)    132,332           0       132,332
 Net unrealized gain (loss) on
    securities available for sale                      2,247      1,517          0          3,764           0         3,764
 Treasury stock at cost                               (7,805)         0          0         (7,805)          0        (7,805)
                                                  ----------   --------    -------     ----------    --------    ----------
       Total shareholders' equity                    270,468     84,457     (2,110)(3)    352,815           0       352,815
                                                  ----------   --------    -------     ----------    --------    ----------
       Total liabilities and shareholders' equity $3,078,669   $977,836    $     0     $4,056,505    $201,089    $4,257,594
                                                  ==========   ========    =======     ==========    ========    ==========

        Notes to Pro Forma Combined Condensed Consolidated Balance Sheet

     (1) During the period from January 1, 1995 through December 31, 1995, PHFG completed or had pending the following acquisitions accounted for under the purchase method: (i) the acquisition of five branch offices and related deposits of approximately $160 million, as well as approximately $218 million of loans, from Shawmut Bank NH, which was consummated on February 16, 1996, (ii) the acquisition of Bankcore for an aggregate of 751,600 shares of PHFG Common Stock and $9.6 million of cash and PHFG Debentures due 2000 (principal amount of $8.8 million), which was completed on July 1, 1995 and (iii) the acquisition of seven branch offices and related deposits of $46.1 million, as well as $17.1 million of loans, from Fleet Bank of Maine for $838,000, which was completed on June 15, 1995. Because the purchase of branch offices from Fleet Bank of Maine does not constitute a sufficient continuity of operations and additional financial data is not available to develop meaningful and reliable pro forma income statement information with respect to such acquisition, the pro forma combined condensed consolidated statements of operations presented herein do not include any pro forma adjustments related thereto.

     Goodwill related to the acquisition of Bankcore amounted to $3.4 million, deposit base premium related to the Branch Acquisition amounted to $18.2 million and deposit base premium related to the acquisition of seven branch offices from Fleet Bank of Maine amounted to $838,000.

     In connection with the acquisition of Bankcore, the pro forma financial information presented herein includes actual repurchases of 751,600 shares of PHFG Common Stock for an aggregate of $9.6 million. The dedicated stock repurchase program was completed for the expressed purpose of reissuing the repurchased shares in conjunction with the Bankcore transaction. The pro forma financial information presented herein assumes the Bankcore transaction was financed through a combination of PHFG Debentures due 2000 and cash obtained from the sale of investments used to repurchase the 751,600 shares of PHFG Common Stock.

     (2) The pending Branch Acquisition reflects PHFG's finance of the purchase through a combination of borrowings and the sale of securities available for sale. The allowance for loan and lease losses represents the discount on the loans acquired because in the judgment of management the discount substantially represents an adjustment for credit risk.

     (3) The restructuring charges relate primarily to terminations of employment contracts and severance obligations ($600,000) and professional fees ($1.5 million).

     (4) Represents the par value of PHFG Common Stock issued in connection with the Merger, with related adjustment to paid-in capital. The PHFG Common Stock issued in connection with the Merger was calculated by multiplying the number of outstanding shares of BNHC Common Stock immediately prior thereto (4,064,165) by the two-for-one exchange ratio.

                                         PRO FORMA COMBINED CONDENSED CONSOLIDATED
                                                  STATEMENT OF OPERATIONS
                                          PHFG, BNHC AND THE PURCHASE ACQUISITIONS
                                                YEAR ENDED DECEMBER 31, 1995
                                                        (Unaudited)
                                             (In Thousands, Except Share Data)



                                                                                        PHFG,
                                                                                       Bankcore
                                                                                         and                        Pro
                                                                                         BNHC       Branch         Forma
                                                 PHFG    Bankcore         BNHC         Combined   Acquisition     Combined
                                                 ----    --------         ----         --------   -----------     --------
                                                         (1) (3)           (3)                      (2) (3)

Interest and dividend income:
  Interest and fees on loans and leases      $  203,968   $3,269       $  50,495      $  257,732   $18,203       $  275,935
  Interest on mortgage-backed investments        12,627        0               0          12,627         0           12,627
  Interest on other investments                  17,312    1,124(4)       20,431          38,867    (1,754)          37,113
  Dividends on equity securities                  1,692        0               0           1,692         0            1,692
                                             ----------   ------       ---------      ----------   -------       ----------
    Total interest and dividend income          235,599    4,393          70,926         310,918    16,449          327,367
                                             ----------   ------       ---------      ----------   -------       ----------

Interest expense:
  Interest on deposits                           86,171    1,795          22,037         110,003     9,167(7)       119,170
  Interest on borrowed funds                     24,892      431(4)        1,794          27,117     2,400           29,517
                                             ----------   ------       ---------      ----------   -------       ----------
    Total interest expense                      111,063    2,226          23,831         137,120    11,567          148,687
                                             ----------   ------       ---------      ----------   -------       ----------

    Net interest income                         124,536    2,167          47,095         173,798     4,882          178,680

Provision for loan losses                         2,430      109           1,800           4,339         0            4,339
                                             ----------   ------       ---------      ----------   -------       ----------

    Net interest income after
      provision for loan losses                 122,106    2,058          45,295         169,459     4,882          174,341
                                             ----------   ------       ---------      ----------   -------       ----------

Noninterest income:
  Mortgage banking services                      10,572        0               0          10,572         0           10,572
  Customer services                               8,298      245           3,216          11,759       301           12,060
  Trust and investment advisory services          1,621        0           4,229           5,850         0            5,850
  Loan related services                           1,059        0               0           1,059         0            1,059
  Net securities gains (losses)                     116      483               0             599         0              599
  Net gains on sales of consumer loans                0        0               0               0         0                0
  Other noninterest income                          160      279           2,685           3,124         0            3,124
                                             ----------   ------       ---------      ----------   -------       ----------
                                                 21,826    1,007          10,130          32,963       301           33,264
                                             ----------   ------       ---------      ----------   -------       ----------
Noninterest expenses:
  Salaries and employee benefits                 48,878    1,023          18,942          68,843       939           69,782
  Occupancy                                       7,531      281           3,173          10,985         0           10,985
  Data processing                                 7,073        0           1,984           9,057         0            9,057
  Equipment                                       4,902        0           1,752           6,654         0            6,654
  Advertising and marketing                       3,710        0           1,015           4,725         0            4,725
  Deposit and other assessments                   3,474      127             955           4,556       192            4,748
  Collection and carrying costs of
    nonperforming assets                          1,485        0             997           2,482         0            2,482
  Other noninterest expenses                     15,604      959(5)        6,354(8)       22,917       753           23,670
                                             ----------   ------       ---------      ----------   -------       ----------
                                                 92,657    2,390          35,172         130,219     1,884          132,103
                                             ----------   ------       ---------      ----------   -------       ----------

Income before income tax expense (benefit)       51,275      675          20,253          72,203     3,299           75,502
Applicable income tax expense (benefit)          17,243     (115)(6)       7,415          24,543     1,155(6)        25,698
                                             ----------   ------       ---------      ----------   -------       ----------
    Net income (loss)                        $   34,032     $790       $  12,838      $   47,660   $ 2,144       $   49,804
                                             ==========   ======       =========      ==========   =======       ==========
Earnings per share                           $     2.05                $    3.16      $     1.93                 $     2.02
Average shares outstanding                   16,569,063                4,064,165      24,697,393                 24,697,393

                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                    PHFG, BNHC AND THE PURCHASE ACQUISITIONS
                          YEAR ENDED DECEMBER 31, 1994
                                   (Unaudited)
                        (In Thousands, Except Share Data)







                                                                      Pro Forma
                                                PHFG         BNHC     Combined
                                                ----         ----     --------
                                                             (3)

Interest and dividend income:
  Interest and fees on loans and leases     $  170,038    $  45,790   $  215,828
  Interest on mortgage-backed investments       12,409          145       12,554
  Interest on other investments                 12,417       14,706       27,123
  Dividends on equity securities                 1,532          211        1,743
                                            ----------    ---------   ----------
    Total interest and dividend income         196,396       60,852      257,248
                                            ----------    ---------   ----------

Interest expense:
  Interest on deposits                          68,224       19,696       87,920
  Interest on borrowed funds                    19,050        1,032       20,082
                                            ----------    ---------   ----------
    Total interest expense                      87,274       20,728      108,002
                                            ----------    ---------   ----------

    Net interest income                        109,122       40,124      149,246

Provision for loan losses                        1,857        1,517        3,374
                                            ----------    ---------   ----------

    Net interest income after
      provision for loan losses                107,265       38,607      145,872
                                            ----------    ---------   ----------

Noninterest income:
  Mortgage banking services                      8,065          307        8,372
  Customer services                              6,765        3,931       10,696
  Trust and investment advisory services         1,569        3,902        5,471
  Loan related services                          1,016        1,291        2,307
  Net securities gains (losses)                   (419)         165         (254)
  Net gains on sales of consumer loans              33            0           33
  Other noninterest income                       1,489           92        1,581
                                            ----------    ---------   ----------
                                                18,518        9,688       28,206
                                            ----------    ---------   ----------
Noninterest expenses:
  Salaries and employee benefits                43,563       18,309       61,872
  Occupancy                                      7,438        3,122       10,560
  Data processing                                6,174        1,248        7,422
  Equipment                                      4,413        1,669        6,082
  Advertising and marketing                      3,692        1,055        4,747
  Deposit and other assessments                  5,735        2,183        7,918
  Collection and carrying costs of
    nonperforming assets                         4,295        1,590        5,885
  Other noninterest expenses                    15,448        6,434       21,882
                                            ----------    ---------   ----------
                                                90,758       35,610      126,368
                                            ----------    ---------   ----------

Income before income tax expense                35,025       12,685       47,710
Applicable income tax expense                    9,588        4,074       13,662
                                            ----------    ---------   ----------
    Net income (loss)                       $   25,437    $   8,611    $  34,048
                                            ==========    =========   ==========
Earnings per share                               $1.52        $2.12        $1.37
Average shares outstanding                  16,719,800    4,065,000   24,849,800

                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                                  PHFG AND BNHC
                          YEAR ENDED DECEMBER 31, 1993
                                   (Unaudited)
                        (In Thousands, Except Share Data)




                                                                       Pro Forma
                                                PHFG          BNHC      Combined
                                                ----          ----      --------
                                                              (3)

Interest and dividend income:
  Interest and fees on loans and leases      $  157,239    $  51,608   $  208,847
  Interest on mortgage-backed investments        10,266          224       10,490
  Interest on other investments                  12,446       10,865       23,311
  Dividends on equity securities                  1,082           22        1,104
                                             ----------    ---------   ----------
    Total interest and dividend income          181,033       62,719      243,752
                                             ----------    ---------   ----------

Interest expense:
  Interest on deposits                           74,728       22,065       96,793
  Interest on borrowed funds                     14,707          805       15,512
                                             ----------    ---------   ----------
    Total interest expense                       89,435       22,870      112,305
                                             ----------    ---------   ----------

    Net interest income                          91,598       39,849      131,447

Provision for loan losses                         9,779        4,268       14,047
                                             ----------    ---------   ----------

    Net interest income after
      provision for loan losses                  81,819       35,581      117,400
                                             ----------    ---------   ----------

Noninterest income:
  Mortgage banking services                       6,176        1,163        7,339
  Customer services                               6,671        3,791       10,462
  Trust and investment advisory services          1,373        3,321        4,694
  Loan related services                           1,588        1,323        2,911
  Net securities gains                            1,001          182        1,183
  Net gains on sales of consumer loans            2,576            0        2,576
  Other noninterest income                          319           44          363
                                             ----------    ---------   ----------
                                                 19,704        9,824       29,528
                                             ----------    ---------   ----------
Noninterest expenses:
  Salaries and employee benefits                 38,636       17,651       56,287
  Occupancy                                       6,794        3,043        9,837
  Data processing                                 4,965          815        5,780
  Equipment                                       4,329        1,839        6,168
  Advertising and marketing                       2,026          938        2,964
  Deposit and other assessments                   5,843        2,524        8,367
  Collection and carrying costs of
    nonperforming assets                         11,640        3,200       14,840
  Other noninterest expenses                     13,510        5,865       19,375
                                             ----------    ---------   ----------
                                                 87,743       35,875      123,618
                                             ----------    ---------   ----------

Income before income tax expense (benefit)       13,780        9,530       23,310
Applicable income tax expense (benefit)          (2,339)       3,138          799
                                             ----------    ---------   ----------
    Net income                               $   16,119    $   6,392   $   22,511
                                             ==========    =========   ==========
Earnings per share                           $     0.97    $    1.80   $     0.95
Average shares outstanding                   16,601,195    3,552,000   23,705,195

   Notes to Pro Forma Combined Condensed Consolidated Statements of Operations

     (1) The operations of Bankcore for the six months ended June 30, 1995 are included in the operations of Bankcore for the year ended December 31, 1995. The operations of Bankcore subsequent to June 30, 1995 are included in the operations of PHFG.

     (2) The pro forma operations of the Branch Acquisition assume the following: (i) interest rates on loans and deposits approximate the yields on actual loans and deposits acquired (including amortization of the deposit premium over seven years), (ii) reduced investment income to reflect the sale of securities available for sale, at the weighted average rate earned on the securities actually sold by PHFG in conjunction with the purchase, (iii) interest expense on additional borrowings, at short term borrowing rates paid to the Federal Home Loan Bank of Boston in conjunction with the purchase, and (iv) estimated noninterest income and noninterest expenses, including FDIC deposit insurance premiums at actual rates during the periods presented.

     (3) PHFG expects to achieve operating cost savings following the Merger and consummation of the Purchase Acquisitions, primarily through the consolidation of certain data processing and other back office operations. The operating cost savings are expected to be achieved in various amounts at various times during the periods subsequent to the consummation of such transactions, and not ratably over or at the beginning or end of such periods. No adjustment has been reflected in the pro forma combined statements of operations for the anticipated cost savings.

     For the reasons noted above, it should not be assumed that the dilution in PHFG's earnings per share reflected in the pro forma combined condensed consolidated statements of operations will represent actual dilution with respect to the Merger or the Purchase Acquisitions.

     (4) Includes the implied financing costs associated with the acquisition of Bankcore. The interest expense of the PHFG Debentures due 2000 is reflected on an interest-only basis for the Debentures that were actually issued at the time of the transaction for the applicable periods presented. As a result, interest on borrowed funds has been increased by $386,000 during the year ended December 31, 1995. Interest income on other investments has been adjusted to reflect the foregone interest income associated with the cost of the PHFG Common Stock that was acquired in the open market in a dedicated repurchase program; the shares were subsequently reissued in conjunction with the acquisition of Bankcore, and the cash paid in lieu of PHFG Debentures due 2000. As a result, interest on other investments has been decreased by $290,000 during the year ended December 31, 1995.

     (5) Includes the amortization of goodwill associated with the purchase of Bankcore, which amounted to $114,000 during the year ended December 31, 1995 and reflects only six months of amortization to adjust for the July 1, 1995 acquisition date.

     (6) Taxable items have been tax effected at an effective tax rate of 34%.

     (7) Reflects the amortization of the estimated deposit premium related to the Branch Acquisition, which amounted to $2.6 million during the year ended December 31, 1995. The deposit premium is being amortized over seven years.

     (8) Excludes $3.7 million of non-recurring expenses related to the Merger (consisting primarily of $2.7 million of expenses relating to employment contracts) incurred during the year ended December 31, 1995, as well as an additional estimated $2.1 million of non-recurring expenses related to the Merger, as indicated in Note 3 to the Pro Forma Combined Condensed Consolidated Balance Sheet.

     (c) The following exhibits are filed with or are incorporated by reference in this Current Report on Form 8-K:

     Exhibit Number                   Description                      Location
     --------------                   -----------                      --------


     2                      Agreement and Plan of Merger,                 (1)
                            dated as of October 25, 1995,
                            among Peoples Heritage, First
                            Coastal and BNHC

     10(a)                  Stock Option Agreement, dated as              (1)
                            of October 25, 1995, between
                            Peoples Heritage (as grantee) and
                            BNHC (as issuer)

     10(b)                  Stock Option Agreement, dated as              (1)
                            of October 25, 1995, between
                            Peoples Heritage (as issuer) and
                            BNHC (as grantee)

     10(c)                  Stockholder Agreement, dated as               (1)
                            of October 25, 1995, among
                            Peoples Heritage and certain
                            stockholders of BNHC

     20(a)                  Press Release issued on October               (1)
                            25, 1995 with respect to the
                            Agreement

     20(b)                  Press release issued on February
                            20, 1996 with respect to the Branch
                            Acquisition

     Exhibit Number                   Description                      Location
     --------------                   -----------                      --------



     20(c)                  Press release issued on April 1,
                            1996 with respect to consummation
                            of the Merger

     23                     Consent of Ernst & Young LLP


- --------------------
(1) Incorporated by reference to the Current Report on Form 8-K filed by PHFG with the Securities and Exchange Commission on November 3, 1995.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         PEOPLES HERITAGE FINANCIAL GROUP, INC.



Date:  April 3, 1996     By: /s/ Peter J. Verrill
                             --------------------
                             Peter J. Verrill
                             Executive Vice President, Chief Operating Officer,
                              Chief Financial Officer and Treasurer

                                 EXHIBIT INDEX



     Exhibit Number                  Description                       Location
     --------------                  -----------                       --------


     2                      Agreement and Plan of Merger,                 (1)
                            dated as of October 25, 1995,
                            among Peoples Heritage, First
                            Coastal and BNHC

     10(a)                  Stock Option Agreement, dated as              (1)
                            of October 25, 1995, between
                            Peoples Heritage (as grantee) and
                            BNHC (as issuer)

     10(b)                  Stock Option Agreement, dated as              (1)
                            of October 25, 1995, between
                            Peoples Heritage (as issuer) and
                            BNHC (as grantee)

     10(c)                  Stockholder Agreement, dated as               (1)
                            of October 25, 1995, among
                            Peoples Heritage and certain
                            stockholders of BNHC

     20(a)                  Press Release issued on October               (1)
                            25, 1995 with respect to the
                            Agreement

     20(b)                  Press release issued on February
                            20, 1996 with respect to the Branch
                            Acquisition

     20(c)                  Press Release issued on April 1,
                            1996 with respect to consummation
                            of the Merger

     23                     Consent of Ernst & Young LLP




- -----------------------
(1) Incorporated by reference to the Current Report on Form 8-K filed by PHFG with the Securities and Exchange Commission on November 3, 1995.